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                                                                     Exhibit 4.7

                          THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture"), dated as of November 28, 2001, by and among Discount Auto Parts, Inc., DAP Acceptance Corp., Western Auto of Puerto Rico, Inc., Western Auto of St. Thomas, Inc., WASCO Insurance Agency, Inc., Advance Merchandising Company, Inc. and Advance Aircraft Company, Inc., each an indirect subsidiary of Advance Stores Company, Incorporated ("ASCI"); (collectively, the "New Guarantors"), and The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

     WHEREAS, ASCI has heretofore executed and delivered to the Trustee an indenture, dated as of April 15, 1998, as supplemented as of November 2, 1998, and as further supplemented as of June 30, 1999 (as supplemented, the "Indenture"), providing for the issuance of an aggregate principal amount of $200,000,000 of 10.25% Senior Subordinated Notes due 2008 (the "Notes");

     WHEREAS, Section 11.05 of the Indenture provides that under certain circumstances ASCI may cause, and Section 11.03 of the Indenture provides that under certain circumstances ASCI must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of ASCI's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth therein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Guarantors hereby agree, jointly and severally with all other Guarantors, to guarantee ASCI's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of ASCI or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Third Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations

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or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Third Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantors.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 28, 2001               DISCOUNT AUTO PARTS, INC.


                                       By:    /s/ Eric M. Margolin
                                            ------------------------------------
                                            Name:  Eric M. Margolin
                                            Title: Assistant Secretary

                                       DAP ACCEPTANCE CORP.


                                       By:    /s/ Eric M. Margolin
                                            ------------------------------------
                                            Name:  Eric M. Margolin
                                            Title: Assistant Secretary

                                       WESTERN AUTO OF PUERTO RICO, INC.


                                       By:    /s/ Eric M. Margolin
                                            ------------------------------------
                                            Name:  Eric M. Margolin
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                       WESTERN AUTO OF ST. THOMAS, INC.


                                       By:    /s/ Eric M. Margolin
                                            ------------------------------------
                                            Name:  Eric M. Margolin
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                       WASCO INSURANCE AGENCY, INC.


                                       By:    /s/ Eric M. Margolin
                                            ------------------------------------
                                            Name:  Eric M. Margolin
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                       3


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                                        ADVANCE MERCHANDISING COMPANY, INC.


                                        By:     /s/ Eric M. Margolin
                                              ----------------------------------
                                              Name:  Eric M. Margolin
                                              Title: Secretary

                                        ADVANCE AIRCRAFT COMPANY, INC.


                                        By:     /s/ Eric M. Margolin
                                              ----------------------------------
                                              Name:  Eric M. Margolin
                                              Title: Secretary

                                       4

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Dated: November 28, 2001                THE BANK OF NEW YORK,
                                        as Trustee


                                        By:   /s/ Louis P. Young
                                              ---------------------------------
                                              Name:  Louis P. Young
                                              Title: Authorized Signer

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